Exhibit 5.1

                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264



                                  May 22, 2000



PYR Energy Corporation
1675 Broadway, Suite 1150
Denver, CO 80202

Gentlemen and Ladies:

     We have acted as counsel for PYR Energy Corporation, a Delaware corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of up to an aggregate of 1,500,000 shares (the "Shares") of the Company's $.001 par value common stock (the "Common Stock"). The Shares consist of (1) up to an aggregate of 1,000,000 Shares that may be issued upon the exercise of options to purchase Common Stock granted pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") and
(2) up to 500,000 Shares that may be issued upon the exercise of options to purchase Common Stock granted pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan").

     We have examined the Certificate Of Incorporation and Bylaws of the Company, the record of the Company's corporate proceedings concerning the registration described above, the 1997 Plan and 2000 Plan. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares, if and when issued as contemplated by the 1997 Plan and 2000 Plan, and as described in the Registration Statement, will have been duly authorized and legally issued, and will constitute fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent (a) to all references to this firm in the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

                                           Very truly yours,

                                           /s/ Patton Boggs LLP

                                           PATTON BOGGS LLP